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                                                                    EXHIBIT 10.6

                              AMENDED AND RESTATED
                              TERM PROMISSORY NOTE

$9,500,000                                                    New York, New York
                                                               December 18, 2003

         FOR VALUE RECEIVED, LEXINGTON RUBBER GROUP, INC., a Delaware corporation (the "Debtor"), hereby unconditionally promises to pay to the order of CONGRESS FINANCIAL CORPORATION, a Delaware corporation, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties to the Loan Agreement as lenders (in such capacity, "Payee"), at the offices of Payee at 1133 Avenue of the Americas, New York, New York 10036, or at such other place as the Payee or any holder hereof may from time to time designate, the principal sum of NINE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($9,500,000) in lawful money of the United States of America and in immediately available funds, in forty-five (45) consecutive monthly installments (or earlier as hereinafter provided) on the first day of each month commencing February 1, 2004, of which the first forty-four (44) installments shall each be in the amount of TWO HUNDRED TWELVE THOUSAND AND 00/100 DOLLARS ($212,000), and the last installment shall be in the amount of the entire unpaid balance of this Note.

         Debtor hereby further promises to pay interest to the order of Payee on the unpaid principal balance hereof at the Interest Rate. Such interest shall be paid in like money at said office or place from the date hereof, commencing February 1, 2004 and on the first day of each month thereafter until the indebtedness evidenced by this Note is paid in full. Interest payable upon and after an Event of Default or termination or non-renewal of the Loan Agreement shall be payable upon demand.

         For purposes hereof, (a) subject to clause (i) below, the term "Interest Rate" shall mean, as to Prime Rate Term Loans, a rate equal to one and one-half (1 1/2%) percent per annum in excess of the Prime Rate, and as to Eurodollar Rate Term Loans, a rate equal to three and three-quarters (3 3/4%) percent per annum in excess of the Adjusted Eurodollar Rate (determined as provided in the Loan Agreement); provided, that, (I) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED ABOVE, THE INTEREST RATE SHALL MEAN THE RATE OF THREE AND ONE-HALF (3 1/2%) PERCENT PER ANNUM IN EXCESS OF THE PRIME RATE AS TO PRIME
RATE TERM LOANS AND THE RATE OF FIVE AND THREE-QUARTERS (5 3/4%) PERCENT PER ANNUM IN EXCESS OF THE ADJUSTED EURODOLLAR RATE AS TO EURODOLLAR RATE TERM LOANS, AT PAYEE'S OPTION, WITHOUT NOTICE, (A) EITHER (1) FOR THE PERIOD ON AND AFTER THE DATE OF TERMINATION OR NON-RENEWAL HEREOF UNTIL SUCH TIME AS ALL OBLIGATIONS ARE INDEFEASIBLY PAID AND SATISFIED IN FULL IN IMMEDIATELY AVAILABLE FUNDS, OR (2) FOR THE PERIOD FROM AND AFTER THE DATE OF THE OCCURRENCE OF ANY EVENT OF DEFAULT, AND FOR SO LONG AS SUCH EVENT OF DEFAULT IS CONTINUING AS DETERMINED BY PAYEE, (b) the term "Prime Rate" shall mean the rate from time to time publicly announced by Wachovia Bank, National Association, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank, (c) the

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term "Event of Default" shall mean an Event of Default as such term is defined in the Loan Agreement, and (d) the term "Loan Agreement" shall mean the Amended and Restated Loan and Security Agreement, dated of even date herewith, by and among Payee, the lenders party thereto, Debtor and Lexington Precision Corporation, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning assigned thereto in the Loan Agreement.

         The Interest Rate applicable to Prime Rate Term Loans payable hereunder shall increase or decrease as to by an amount equal to each increase or decrease, respectively, in the Prime Rate, effective on the first day of the month after any change in the Prime Rate is announced. The increase or decrease shall be based on the Prime Rate in effect on the last day of the month in which any such change occurs. Interest shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the State of New York or other applicable law.

         This Note is issued pursuant to the terms and provisions of the Loan Agreement to evidence the LRG Term Loan made by Payee to Debtor and to AMEND AND RESTATE THE EXISTING LRG TERM NOTES, AND AS SO AMENDED AND RESTATED, THE EXISTING LRG TERM NOTES ARE REPLACED AND SUPERSEDED BY THIS NOTE IN THEIR ENTIRETY. DEBTOR IS, AS OF THE DATE HEREOF, INDEBTED TO PAYEE IN THE PRINCIPAL AMOUNT OF THIS NOTE, TOGETHER WITH INTEREST ACCRUING AFTER THE DATE HEREOF, WITHOUT OFFSET, DEFENSE OR COUNTERCLAIM OF ANY KIND, NATURE OR DESCRIPTION WHATSOEVER. THE SUBSTITUTION AND REPLACEMENT OF THE EXISTING LRG TERM NOTES SHALL NOT, IN ANY MANNER, BE CONSTRUED TO CONSTITUTE PAYMENT OF THE UNPAID INDEBTEDNESS AND OTHER OBLIGATIONS AND LIABILITIES OF DEBTOR EVIDENCED BY OR ARISING UNDER THE EXISTING LRG TERM NOTES (ALL OF WHICH INDEBTEDNESS AND OTHER OBLIGATIONS AND LIABILITIES SHALL BE DEEMED INCORPORATED INTO, A PART OF, AND AMENDED, RESTATED AND ALLOCATED AS PROVIDED IN SECTION 14.1(B)(ii) OF THE LOAN AGREEMENT).

         This Note is secured by the Collateral described in the Loan Agreement and the other Financing Agreements, and is entitled to all of the benefits and rights thereof and of the other Financing Agreements. At the time any payment is due hereunder, at its option, Payee may charge the amount thereof to any account of Debtor maintained by Payee.

         If any payment of principal or interest is not made when due hereunder, or if any other Event of Default shall occur for any reason, or if the Loan Agreement shall be terminated or not renewed for any reason whatsoever, then and in any such event, in addition to all rights and remedies of Payee under the Financing Agreements, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, Payee may, at its option, declare any or all of Debtor's Obligations, including, without limitation, all amounts owing under this Note, to be due and payable in accordance with the terms of the Loan Agreement, whereupon the then unpaid balance hereof, together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at the then applicable Interest Rate stated above until the Obligations are paid in full.

         Debtor (i) waives diligence, demand, presentment, protest and notice (except as otherwise expressly provided in Section 10.2 of the Loan Agreement) of any kind, (ii) agrees that it will not

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be necessary for Payee to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security, or forbearance or other indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against Debtor is expressly hereby waived by Debtor. Upon any Event of Default or termination or non-renewal of the Loan Agreement, Payee shall have the right, but not the obligation to setoff against this Note all money owed by Payee to Debtor.

         Payee shall not be required to resort to any Collateral for payment, but may proceed against Debtor and any guarantors or endorsers hereof in such order and manner (as is consistent with the terms of the Loan Agreement) as Payee may choose. None of the rights of Payee shall be waived or diminished by any failure or delay in the exercise thereof.

         The validity, interpretation and enforcement of this Note and the other Financing Agreements and any dispute arising in connection herewith or therewith shall be governed by the internal laws of the State of New York, BUT EXCLUDING ANY PRINCIPLES OF CONFLICTS OF LAW OR OTHER RULE OF LAW THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

         Debtor irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York for New York County and the United States District Court for the Southern District of New York, whichever Payee may elect, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Note or any of the other Financing Agreements or in any way connection with or related or incidental to the dealings of Debtor and Payee in respect of this Note or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between Debtor and Payee or the conduct of such persons in connection with this Note or otherwise shall be heard only in the courts described above (except that Payee shall have the right to bring any action or proceeding against Debtor or its property in the courts of any other jurisdiction which Payee deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Debtor or its property).

         Debtor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to it and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Payee's option, by service upon Debtor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Debtor shall appear in answer to such process, failing which Debtor shall be deemed in default and judgment may be entered by Payee against Debtor for the amount of the claim and other relief requested.

         DEBTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS NOTE OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS BETWEEN DEBTOR AND PAYEE IN RESPECT OF THIS NOTE OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR

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THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN
CONTRACT, TORT, EQUITY OR OTHERWISE. DEBTOR AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY.

         This Note shall be binding upon the successors and assigns of Debtor and inure to the benefit of Payee and its successors, endorsees and assigns. Whenever used herein, the term "Debtor" shall be deemed to include its successors and assigns and the term "Payee" shall be deemed to include its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

                                            LEXINGTON RUBBER GROUP, INC.

                                            BY:    /s/ Michael A. Lubin

                                            TITLE: Chairman of the Board

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